U.S. Securities and Exchange Commission

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

 Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  October 4, 2005

INFOTEC BUSINESS SYSTEMS, INC.

(Exact name of registrant as specified in its charter)

NEVADA

 333-90618

98-0358149

(State or other jurisdiction

                                                                         (I.R.S. Employer

Commission  of incorporation)

                                     File No.                      Identification No.)

Suite 150, 1152 Mainland Street,  Vancouver, B.C. Canada

 V6B 2X4

(Address of principal executive offices)

(Zip Code)

Registrant’s telephone number, including area code  (604) 484-4966

(Former address and former fiscal year end, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2 below):

[ ]

Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On  October 4,  2005, the board of  directors  of  the registrant  approved by unanimous written consent, a  1  to  2.5 forward split of the registrant’s capital stock.  Pursuant  to the  forward split, all of the registrant’s authorized capital stock  will  be increased on a 1 to 2.5 basis.   As  provided under  Nevada  law,  no shareholder  vote  was  required  to approve the forward split.

The anticipated effective date of the forward split is on or about October 18, 2005 upon the filing of a certificate of change with the State of Nevada and compliance  with  NASD notification   provisions.    Immediately   following   the forward  split the Company will have 1,125,000,000 shares  of capital  stock  authorized  for  issuance,  consisting of 750,000,000  shares of common stock ($.001 par value)  and 375,000,000   shares  of  preferred   stock ($0.001 par value).

ITEM 9.01   Financial Statements, Pro Forma Financial Information and Exhibits.

   (c)  Exhibits             Description of Documents

3.1

                 Form of Certificate of Change.

99.1

News Release of October 4, 2005

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

INFOTEC BUSINESS SYSTEMS, INC.

(registrant)

By: /s/  Carol Shaw

(Carol Shaw,  Principal Executive Officer)

DATED. October 10, 2005

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